EXHIBIT 2.2


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DATED            19 JULY 2006





(1) SILJA HOLDINGS LIMITED

(2) SEA CONTAINERS LTD.

(3) AKTSIASELTS TALLINK SCANDINAVIAN

(4) AKTSIASELTS TALLINK GRUPP




AGREEMENT
TO AMEND THE AGREEMENT FOR THE SALE AND
PURCHASE OF ALL THE SHARES IN SILJA OY AB




REFERENCE

MJD/CMB/1014863



                                 RICHARDS BUTLER

     Richards Butler LLP Beaufort House 15 St Botolph Street London EC3A 7EE
                 telephone 020 7247 6555 facsimile 020 7247 5091
          email law@richardsbutler.com web site www.richardsbutler.com



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CONTENTS

CLAUSES

1    BACKGROUND AND INTERPRETATION.............................................2
2    AMENDMENTS TO THE SHARE PURCHASE AGREEMENT................................2
3    GENERAL...................................................................5





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AGREEMENT dated 19 July 2006

BETWEEN:

(1) Silja Holdings Limited, a company registered in England under number 03736704 (`the Seller');

(2) Sea Containers Ltd., a company registered in Bermuda under number EC3631 (`SCL');

(3) Aktsiaselts Tallink Scandinavian, a company registered in Estonia under number 11253879 (`the Buyer'); and

(4) Aktsiaselts Tallink Grupp, a company registered in Estonia under number 10238429 (`Tallink').

1    BACKGROUND AND INTERPRETATION


1.1 The Seller, SCL, the Buyer and Tallink have on 11 June 2006 entered into an Agreement for the Sale and Purchase of all the Shares in Silja Oy Ab (the "Share Purchase Agreement"). The parties have since realised that the Share Purchase Agreement will need to be amended so as to correct certain technical mistakes therein.

1.2 Unless the context otherwise requires, words and expressions defined in the Share Purchase Agreement shall have the same meaning in this Agreement.

1.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2    AMENDMENTS TO THE SHARE PURCHASE AGREEMENT


2.1 Clause 3.4 of the Share Purchase Agreement shall hereby be amended to read as follows:

          "The Seller, the Buyer and Tallink acknowledge that on or after Completion Tallink will contribute or otherwise transfer to the Buyer the Shares it buys from the Seller. Notwithstanding the fact that Tallink has bought and contributed or



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          otherwise  transferred  to the Buyer such Shares,  the Buyer shall for all purposes of this Agreement be deemed to have bought all the Shares from the Seller and, consequently, have all rights set out in this Agreement (as from the date hereof), including the right to claim compensation for Losses against the Seller and SCL, as if it had originally bought all the Shares directly from the Seller."

2.2 Clause 5.4 of the Share Purchase Agreement shall hereby be amended to read as follows:

          "On Completion the title to the Shares shall pass (i) to the Buyer as regards its portion of the Shares, and (ii) to Tallink as regards its portion of the Shares."

2.3 The numbering of paragraphs in Schedule 4.10 of the Share Purchase Agreement shall be amended as follows:

     (a) the numbering of paragraphs in Part A shall commence so that the first paragraph is numbered paragraph 1 (and not 12);

     (b) accordingly, the final paragraph of Part A shall be numbered paragraph 18 (and not 29), and a corresponding adjustment shall be made to all other paragraphs in Part A;

     (c) the numbering of paragraphs in Part B shall commence so that the first paragraph is numbered paragraph 1 (and not 30); and

     (d) accordingly, the final paragraph of Part A shall be numbered paragraph 8 (and not 37), and a corresponding adjustment shall be made to all other paragraphs in Part B.

2.4 The numbering of paragraphs in Schedule 8 of the Share Purchase Agreement shall be amended as follows:

     (a) the numbering of paragraphs in shall commence so that the first paragraph is numbered paragraph 1 (and not 38); and



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     (b)  accordingly,  the final  paragraph of shall be numbered  paragraph 103
          (and not 140), and a corresponding adjustment shall be made to all other paragraphs in Schedule 8.

2.5 The numbering of paragraphs in Schedule 9 of the Share Purchase Agreement shall be amended as follows:

     (a) the numbering of paragraphs in shall commence so that the first paragraph is numbered paragraph 1 (and not 141); and

     (b) accordingly, the final paragraph of shall be numbered paragraph 18 (and not 158), and a corresponding adjustment shall be made to all other paragraphs in Schedule 9.

2.6  Schedule 11 of the Share Purchase Agreement shall be amended as follows:

     (a) the fullstop at the end of paragraph 2(w) shall be replaced with a semicolon; and

     (b) a new paragraph 2(x) shall be added, such new paragraph to read as follows:

          (x) from and against any Loss arising in respect of any claim against the Company by Eric David Nilsson or Tor Nils Gustaf Palmgren on the basis of (i) his resignation from the Board of Directors of the Company on or prior to Completion (however, after the signing of the Agreement), or (ii) his position on such Board or otherwise.

2.7 The Share Purchase Agreement shall remain un-amended other than as expressly set out above.

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3    GENERAL


3.1 The provisions of clauses 12 and 13 of the Share Purchase Agreement, including for the avoidance of doubt the appointment of process agent in clauses 12.4 and 12.5 of the Share Purchase Agreement and the dispute resolution and arbitration provisions in clauses 13.11 to 13.13 of the Share Purchase Agreement, shall be included in this Agreement by reference.

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Signed by                                            )
Director, for and on behalf of                       )
Silja Holdings Limited                               )

Signed by                                            )
Attorney in fact, for and on behalf of               )
Sea Containers Ltd.                                  )

Signed by                                            )
Director, for and on behalf of                       )
Aktsiaselts Tallink Scandinavian                     )

Signed by                                            )
Director, for and on behalf of                       )
Aktsiaselts Tallink Grupp                            )


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